UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021 (August 10, 2021)

AvePoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39048	83-4461709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Blvd, Suite 1400 Jersey City, NJ (Address of principal executive offices)	07310 (Zip Code)

Registrant’s telephone number, including area code: (201) 793-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVPT	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AVPTW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 10, 2021, AvePoint, Inc. (the “Company”) and Mr. James (Jim) Caci entered into the Employment Agreement (as defined below). The disclosure set forth in Item 5.02 below with respect to the Employment Agreement is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incoming Chief Financial Officer

On August 10, 2021, the Company and Sophia Wu, Chief Financial Officer of the Company, agreed that she will transition into a new role as the Company’s Chief Accounting Officer effective August 23, 2021.

Effective August 23, 2021, Mr. Caci will succeed Ms. Wu as the Company’s Chief Financial Officer, pursuant to an employment agreement (the “Employment Agreement”) with the Company executed on August 10, 2021. Mr. Caci will report to the Company’s Chief Executive Officer, Dr. Tianyi Jiang.  As compensation for his services, Mr. Caci will receive an annualized base salary of $315,000, a target bonus of $285,000, and long term equity incentives equal to $1,000,000 for the 2021 fiscal year, comprised of restricted stock units (RSUs) at the Company's next company-wide grant cycle. Mr. Caci’s base salary and bonus shall be prorated according to the portion of the year employed. In connection with his appointment, Mr. Caci will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Caci brings more than 25 years of experience leading the strategic finance operations at both public and privately held SaaS and IT service companies. Recently, Mr. Caci held the position of Chief Financial Officer at Brand Value Accelerator, LLC, an industry leading digital commerce services firm, where he aligned the company to capitalize on the meteoric rise of Shopify.  Mr. Caci also previously served as Chief Financial Officer of the Company from 2010 – 2013.

Mr. Caci will start his employment with the Company on August 23, 2021. Mr. Caci will be subject to an initial probationary period of employment of three months from his start date, during which time the Company may terminate his Employment Agreement. During and following Mr. Caci’s probationary period, the following termination provisions shall apply:

(a)	Resignation without Good Reason.

Mr. Caci may resign and terminate his Employment Agreement upon written notice to the Company as without Good Reason. “Good Reason” is defined in the Employment Agreement .and generally means a material reduction in authority or responsibility; a reduction of base salary; the failure of the Company to provide substantially the same fringe benefits that are provided to him at the inception of his Employment Agreement; or the Company’s failure to comply with any material term of the Employment Agreement. In the event Mr. Caci resigns without Good Reason, Mr. Caci shall not be entitled to receive compensation or other benefits.

(b)	Termination by the Company for Cause.

The Company has the right to terminate Mr. Caci’s employment under the Employment Agreement at any time for Cause as defined in the Employment Agreement, which termination shall be effective immediately. “For Cause” is generally defined to include termination for any uncured material breach of the Employment Agreement by Mr. Caci or any gross negligence, intentional nonperformance or misperformance in the performance of material duties; or willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company. In the event of termination by the Company for Cause, Mr. Caci would not be entitled to any compensation.

(c)	Termination by Company without Cause or by Mr. Caci for Good Reason.

The Company may terminate Mr. Caci’s employment other than for Cause as described above at any time upon written notice to Mr Caci and Mr. Caci may resign for “Good Reason” as described above. If such termination occurs before three completed years of service as measured from August 1, 2021, Mr. Caci shall receive the sum of four months base salary. Subsequently, in Mr. Caci’s fourth year and so on, Mr. Caci will receive one month for every completed year of service.

Mr. Caci shall be eligible to participate in all benefit programs of the Company including but not limited to the Company’s 401(k) program; health, life and disability insurance, 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Program.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Employment Agreement (and any defined terms contained therein) are qualified in their entirety by the full text of such exhibit.

Other than the Employment Agreement, there are no arrangements or understandings between Mr. Caci and any other person pursuant to which Mr. Caci was appointed to serve as Chief Financial Officer, nor are there related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or Form 8-K.

Incoming Chief Operating Officer

On August 10, 2021, the Company and Mr. Brian Brown agreed that he will transition out of his role as Chief Operating Officer on August 23, 2021 and will focus on his role as the Company's General Counsel, in connection with which he will continue to serve dual functions as Chief Legal Officer and Chief Compliance Officer. In addition, he will continue to serve as a Director and Secretary on the Board of Directors of the Company.

Effective August 23, 2021, Mr. Thomas Lin will succeed Mr. Brown as the Company’s Chief Operating Officer, having been promoted from his previous role as Chief Customer Officer.  Mr. Lin will continue to report to the Executive Chairman of the Company, Mr. Xunkai Gong.  As compensation for his services, Mr. Lin will receive an annualized base salary of $315,000, a target bonus of $315,000, and long term equity incentives for the 2021 fiscal year in the amount of $1,000,000 in the form of sixty percent options and forty percent restricted stock units.

Mr. Lin was the Company’s first sales executive and has been instrumental in growing the multi-million-dollar business over the last two decades. With a specific focus on international expansion, he has held numerous operational leadership positions with the Company, including in Japan and EMEA, and most recently, as Chief Customer Officer.

There are no arrangements or understandings between Mr. Lin and any other person pursuant to which Mr. Lin was appointed to serve as Chief Operating Officer, nor are there related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 10, 2021, the Company issued a press release captioned, “AvePoint Strengthens Executive Leadership Team.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.1*	Employment Agreement by and between AvePoint, Inc. and Jim Caci dated August 10, 2021
99.1**	Press release, dated August 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith
**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvePoint, Inc.

Dated: August 16, 2021
	By:	/s/ Brian Michael Brown
Brian Michael Brown
Chief Operating Officer, General Counsel, and Secretary

5